Exhibit 99.p


                                CODE OF ETHICS

                  FENIMORE ASSET MANAGEMENT TRUST ("Trust")
                 FENIMORE ASSET MANAGEMENT, INC. ("Adviser")
                  FENIMORE SECURITIES, INC. ("Distributor")

This Code of Ethics ("Code") is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("Company Act"). In conformity with these rules, this Code is adopted by the above-listed entities (collectively referred to as "Fenimore").


1.   Standards of Business Conduct

We seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients, including individual accounts as well as registered investment companies and their shareholders (collectively "Clients"), is something we value and endeavor to protect. To further that goal, we have adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.

We are fiduciaries and as such, we have affirmative duties of care, honesty, loyalty and good faith to act in the best interests of our Clients. Our Clients' interests are paramount and come before our personal interests. Our Access Persons and Supervised Persons, as those terms are defined in this Code, are also expected to behave as fiduciaries with respect to our Clients. This means that each must render disinterested advice, protect Client assets (including nonpublic information about a Client or a Client's account) and act always in the best interest of our Clients. We must also strive to identify and avoid conflicts of interest, however such conflicts may arise.

Access Persons and Supervised Persons of Fenimore must not:

     o    employ any device, scheme or artifice to defraud a Client;

     o make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;

     o    engage in any manipulative practice with respect to a Client;

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     o    use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or

     o conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, we have adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in applicable compliance manuals.1 However, Access Persons and Supervised Persons are expected to comply not merely with the "letter of the law", but with the spirit of the laws, this Code and applicable compliance manuals.

Should you have any doubt as to whether this Code applies to you, you should contact the CCO.


2.   Definitions

As used in the Code, the following terms have the following meanings:

     A. Access Persons include: (1) any director, trustee, officer or general partner of the Trust or the Adviser; (2) any employee of the Trust or its adviser (or of any company in a control relationship to the Trust or its adviser) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (3) any supervised person of the Adviser who (a) has access to nonpublic information regarding any Clients' purchase or sale of securities, or portfolio holdings of any Reportable Fund; or (b) is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic; (4) any natural person in a control relationship to the Trust or its adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of securities by the Trust; (5) any director, trustee, officer or general partner of the Distributor who, in the ordinary course of business, (a) makes, participates in or obtains information regarding, the purchase or sale of Reportable Securities by the Trust; or (b) relate to the making of any recommendations to the Trust regarding the purchase or sale of Reportable Securities; and (6) any other person who the CCO determines to be an Access Person.2 For purposes of this Code, Fenimore has determined that all employees (excluding maintenance and similar persons) are Access Persons.


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1    Applicable compliance manuals include the Adviser's policies and procedures adopted pursuant to Adviser Act Rule 206(4)-7, the Trust's policies and procedures adopted pursuant to Company Act Rule 38a-1 and/or any written supervisory procedures adopted by the Distributor, as they may exist from time to time. A list of relevant compliance procedures is included on Appendix A. Whether or not listed, Access Persons and Supervised Persons are required to comply with all relevant compliance procedures.

2 The CCO will inform all Access Persons of their status as such and will maintain a list of Access Persons and Supervised Persons. See Appendix B.


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     B.   Automatic Investment Plan means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (DRIP).

     C. Beneficial Ownership generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). However, any transactions or holdings reports required by
          Section 4.C. of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security or securities to which the report relates.

     D. Chief Compliance Officer or CCO means the Adviser's Chief Compliance Officer, as designated on Form ADV, Part 1, Schedule A, or the CCO's designee, as applicable.

     E. Federal Securities Laws means: (1) the Securities Act of 1933, as amended ("Securities Act"); (2) Exchange Act; (3) the Sarbanes-Oxley Act of 2002; (4) the Company Act, (5) the Advisers Act; (6) title V of the Gramm-Leach-Bliley Act; (7) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to funds and investment advisers; and
          (9) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

     F. Initial Public Offering or IPO means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).

     G. Limited Offering means an offering that is exempt from registration under Securities Act Sections 4(2) or 4(6) or pursuant to Securities Act Rules 504, 505 or 506.

     H. Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security.

     I. Reportable Fund means: (1) any registered investment company advised by the Adviser; or (2) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with any Fenimore entity. Appendix A, as may be amended from time to time, contains a list of all Reportable Funds.

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     J.   Reportable Security means any security as defined in Advisers Act
          Section 202(a)(18) and Company Act Section 2(a)(36) except: (1) direct obligations of the Government of the United States; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end funds other than Reportable Funds; and
          (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. For purposes of this Code, the term Reportable Security, which provides a narrower exemption than the term "Covered Security",3 is used for compliance with both Rule 204A-1 and Rule 17j-1.

     K. Security Held or to be Acquired means any Reportable Security which, within the most recent 15 days, (1) is or has been held by a Client, or (2) is being or has been considered by a Client or the Adviser for purchase by a Client. This definition also includes any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security.

     L. Supervised Person of the Adviser means any partner, officer, director, or employee of the Adviser; and any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. Contractors and consultants may, in certain circumstances, be deemed to be Supervised Persons.


3.   Substantive Restrictions

     A. Blackout Period. No Access Person shall buy or sell a Covered Security within seven (7) days before or after any trades in the security are made for Client accounts. The price paid or received by a Client account for any security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. This Section 3.A. shall not apply to any trustee who is not an "interested person" of the Trust within the meaning of Company Act Section 2(a)(19) ("Independent Trustee") or to any director of the Adviser who is not "interested persons" of the Adviser within the meaning of Company Act Section 2(a)(19) ("Adviser Independent Directors").

     B. IPO and Limited Offering Restrictions. Access Persons, including any Adviser Independent Director, may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior approval by the CCO or the CCO's designee in the form attached as Exhibit A. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to such person because of his or her position with Fenimore. Once pre-approval has been granted, the pre-approved transaction must be executed within twenty-four hours. An Access Person who has been authorized to acquire interests in such securities must disclose their interests if involved in considering an investment in such securities for a Client. Any decision to acquire the issuer's securities on behalf of a Client shall be subject to review by Access Persons with no personal interest in the issuer. This
          Section 3.B. shall not apply to Independent Trustees but does apply to Adviser Independent Directors.


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3    Covered Security under Rule 17j-1 means any security as defined in
     Company Act Section 2(a)(36) except: (1) direct obligations of the Government of the United States; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end registered investment companies.

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     C.   Other Trading Restrictions. Access Persons may not: (1) engage in short sales (except short sales "against the box"); (2) place any limit order other than a same-day limit order; (3) hold more than 5% of the outstanding securities of a single company without the approval of the CCO; or (4) engage in frequent trading in securities (e.g., day trading). This Section 3.C. shall not apply to any (1) Independent Trustee or (2) Adviser Independent Director.

     D. Short Swing Profits. Access Persons may not profit from the purchase and sale or sale and purchase of the same or equivalent Reportable Securities within sixty calendar days. Nothing in this restriction shall be deemed to prohibit avoidance of loss through trading within a period shorter than sixty calendar days. This prohibition applies to all Reportable Securities, not just those held in Client accounts. This Section 3.D. shall not apply to any
          (1) Independent Trustee or (2) Adviser Independent Director.

     E. Gift Policy. Access Persons and Supervised Persons must not give gifts to, or accept gifts from, any entity doing business with or on behalf of the Adviser, the Distributor or the Trust in contravention of our gift policy, as contained in our compliance procedures, or in excess of limits contained in Section 3060(a) of the NASD Manual -- Conduct Rules.

     F. Conflicts of Interest. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, "Chinese Wall" procedures may be utilized to avoid potential conflicts of interest. Access Persons and Supervised Persons must avoid engaging in any activity which might reflect poorly upon themselves or us or which would impair their ability to discharge their duties with respect to us and our Clients.

     G. Fair Treatment. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our compliance manuals designed to detect, prevent or mitigate such conflicts.

     H. Service as Outside Director, Trustee or Executor. Access Persons shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO following the receipt of a written request for such approval. In the event such a request is approved, "Chinese Wall" procedures may be required to avoid potential conflicts of interest. Other than by virtue of their position with Fenimore or with respect to a family member, no Access Person or Supervised Person may serve as a trustee, executor or fiduciary. Similarly, Access Persons may not serve on a creditor's committee. In appropriate circumstances the CCO may grant exemptions from this provision. This Section 3.H. shall not apply to any (1) Independent Trustee or (2) Adviser Independent Director.

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     I.   Forfeitures. Any profits derived from securities transactions in violation of paragraphs A, B, C or D, above, shall be forfeited and may be paid to one or more Clients or Reportable Funds for the benefit of the Client(s) or, if the Client is a Reportable Fund, its shareholders, if such a payment is determined by the CCO (or, in the case of a Reportable Fund, the Reportable Fund's Board of Trustees) to be appropriate under the circumstances, or to a charity determined by the CCO or the Board of Trustees, as applicable. Gifts accepted in violation of paragraph E shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of our Clients.

     J. Reporting Violations. Any Access Person or Supervised Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO or to the CCO's designee. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons and Supervised Persons may make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.

     K. Waivers. CCO may grant waivers of any substantive restriction in appropriate circumstances (e.g., personal hardship) and will maintain records necessary to justify such waivers.

     L. Brokerage Accounts. Access Persons must disclose all brokerage accounts to the CCO and instruct their broker to provide timely duplicate account statements and confirms of all personal securities transactions to the CCO. This requirement does not apply to Independent Trustees but does apply to Adviser Independent Directors.


4.   Pre-clearance and Reporting Procedures

     A. Pre-clearance. Each Access Person shall obtain prior written approval from the CCO in the form attached as Exhibit A for all personal securities transactions in Reportable Securities. As indicated below, Independent Trustees are not subject to pre-clearance requirements and Adviser Independent Directors are required to obtain pre-clearance only with respect to IPOs and Limited Offerings.

     B. Pre-clearance Exceptions. Pre-clearance requirements and the Black-out Period do not apply to:

          (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control or in which the Access Person has no "pecuniary interest" as such term is defined in Exchange Act Rule 16a-1(a)(2)(i);

          (2) Purchases or sales of Reportable Securities which are not eligible for purchase or sale by any Client;

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          (3)  Purchases or sales of open-end funds, including Reportable
               Funds, although Access Persons are reminded that "market timing" the Trust violates our policies and that "front-running" Client transactions or trading in Reportable Funds on the basis of material, nonpublic inside or confidential information violates not only this Code, but our insider trading policies and procedures as well as other securities laws and, if proven, is punishable by fines and other penalties;4

          (4) Purchases or sales which are non-volitional on the part of either the Access Person or the Client;

          (5)  Transactions in securities which are not Reportable
               Securities;

          (6) Transactions in securities in connection with an employer sponsored or other tax-qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month;

          (7) Purchases which are part of an Automatic Investment Plan or DRIP;

          (8) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          (9) Any transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.

          (10) Access Persons should consult the CCO if there are any questions about whether one of the exemptions listed above applies to a given transaction. We may, from time to time, maintain a "Restricted List" of securities in which Access Persons may not trade.

     C.   Required Reports.

          (1) Initial and Annual Holdings Reports. Each Access Person must submit to the CCO a report in the form attached as Exhibit B:
               (i) not later than ten (10) days after becoming an Access Person, reflecting the Access Person's holdings as of a date not more than 45 days prior to becoming an Access Person; and
               (ii) annually, on a date selected by the CCO, as of a date not more than 45 days prior to the date the report was submitted.


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4    Purchases or sales of open-end Reportable Funds are still subject to the
     Reporting Requirements set forth in Section 4.C., below.

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               Holdings reports must contain the following information:

               (a) the title and type of security and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

               (b) the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit. (Note that even those accounts which hold only non-Reportable Securities, must be included); and

               (c)  the date the Access Person submits the report.

               Brokerage statements containing all required information may be substituted for the Holdings Report Form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a holdings report containing the missing information as a supplement to the statement or confirmation.

          (2) Quarterly Reports. Within 30 days after the end of each calendar quarter, each Access Person must submit a report to the CCO covering all transactions in non-excepted Reportable Securities in the form attached as Exhibit C.

               Transactions reports must contain the following information:

               (a) the date of the transaction, the title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

               (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c) the price of the security at which the transaction was effected;

               (d) the name of the broker, dealer or bank with or through which the transaction was effected; and

               (e)  the date the Access Person submits the report.

               Brokerage account statements or trade confirmations containing all required information may be substituted for the attached form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a transactions report containing the missing information as a supplement to the statement or confirmation.

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     D.   Exceptions to Reporting Requirements. The reporting requirements of
          Section 4.C. apply to all transactions in Reportable Securities other than:

          (1) transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; and

          (2) transactions effected pursuant to an Automatic Investment Plan or DRIP.

     E. Duplicate Statements and Confirms. Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, may choose to arrange that the broker shall mail directly to the CCO at the same time they are mailed or furnished to such Access Person (1) duplicate copies of broker trade confirmations covering each transaction in a Reportable Security in such account and (2) copies of periodic statements with respect to the account. Independent Trustees need not submit duplicate statements or confirmations, but may choose to do so in order to ease compliance with Section 4.G.(2), below, which requires Independent Trustees to make quarterly reports under certain limited circumstances.

     F. Prohibition on Self Pre-clearance. No Access Person shall pre-clear his own trades, review his own reports or approve his own exemptions from this Code. When such actions are to be undertaken with respect to the CCO's personal transactions, the Adviser's Controller, as set forth in Appendix A, will perform such actions as are required of the CCO by this Code.

     G.   Pre-clearance and Reporting Exception for Independent Trustees.

          (1) Pre-clearance. Independent Trustees and Adviser Independent Directors are exempt from the Access Person pre-clearance requirements; except that Adviser Independent Directors are required to pre-clear transactions in IPOs and Limited Offerings.

          (2) Reporting. Adviser Independent Directors are not exempt from the Reporting Requirements. Independent Trustees are exempt from the initial and annual holdings reports as well as the requirement, set forth in Section 3.L of this Code, that brokerage accounts be disclosed and duplicate account statements and confirms be provided to the CCO; but are not exempt from certain quarterly transaction reports. Independent Trustees must submit to the CCO a quarterly transaction report in the form attached as Exhibit D not later than thirty (30) days after the end of each calendar quarter with respect to any Reportable Securities transaction occurring in such quarter only if such person knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as such, should have known that, during the 15-day period immediately before or after the date of the Reportable Securities transaction, a Client account purchased or sold the Reportable Security, or any Adviser considered purchasing or selling the Reportable Security for a Client account.

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5.   Code Notification and Access Person Certifications

The CCO shall provide notice to all Access Persons of their status under this Code, and shall deliver a copy of the Code to each Access Person annually. Additionally, each Access Person will be provided a copy of any Code amendments. After reading the Code or amendment, each Access Person shall make the certification contained in Exhibit E. Annual certifications are due within ten (10) days after the end of each calendar year. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. To the extent that any Code-related training sessions or seminars are held, the CCO shall keep records of such sessions and the Access Persons attending.


6.   Review of Required Code Reports

     A. Reports required to be submitted pursuant to the Code will be reviewed by the CCO or a designee on a periodic basis.

     B. Any material violation or potential material violation of the Code must be promptly reported to the CCO. The CCO will investigate any such violation or potential violation and report violations the CCO determines to be "major" to the Adviser's CEO and to the Trust's Board of Trustees ("Board"), as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner he or she deems to be appropriate. However, sanctions more severe than a warning or censure must be approved by the CEO or, if violations relate to the Trust, by the Board.

     C. The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

     D. Sanctions for violations of the Code include verbal or written warnings and censures, monetary sanctions, disgorgement or dismissal. Where a particular Client has been harmed by the violative action, disgorgement may be paid directly to the Client; otherwise, monetary sanctions shall be paid to an appropriate charity determined by the CEO or the Board.


7.   Reports to the Board

No less frequently than annually, the CCO shall submit to the Board a written report (1) describing any issues arising under the Code relating to the Trust since the last report to the Board, including, but not limited to, information about material violations of or waivers from the Code, and (2) certifying that the Code contains procedures reasonably necessary to prevent Access Persons from violating it. The Board shall review the Code and the operation of these policies at least once a year.


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

The Board shall consider reports made to it pursuant to Section 6.B. and determine what sanctions, if any, in addition to any forfeitures imposed pursuant to Section 3.I., should be imposed for the material violations reported. Sanctions may include, among other things, a letter of censure or suspension or termination of the employment of the violator. The Board shall also consider whether it is appropriate under the circumstances for any forfeitures imposed pursuant to Section 3.I. to be paid to any affected Funds or whether a charity should be designated to receive such forfeitures.


8.   Recordkeeping and Review

This Code, any written prior approval for a Reportable Securities transaction given pursuant to Section 4.B. of the Code, a copy of each report by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Trust's, Adviser's and/or Distributor's records, as appropriate, for the periods and in the manner required by Rules 17j 1 and 204A-1. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review. Non-material amendments to this Code should be made no more frequently than annually and shall be distributed as described in Section 5. Material amendments to the Code may be made at any time.


Effective Date: February 1, 2005; as amended April 11, 2005.

                                  Appendix A


Reportable Funds:

The Fenimore Asset Management Trust consisting of two series:
         FAM Value Fund
         FAM Equity Income Fund


Adviser's Controller:    Joe Bucci


Location of Relevant Compliance Procedures

Trading Policy
(Adviser Manual ss.6)
(Fund Manual ss.3)

Proxy Voting Policy
(Adviser Manual ss.14)

Anti-Money Laundering Policy
(Adviser Manual ss.16)
(Fund Manual ss.7.6)

Supervisory Matters (incl. Gift Policy and Outside Activities Policy) (Adviser Manual ss.17)

Insider Trading Policy
(Adviser Manual ss.19)
(Fund Manual ss.1.10)

Privacy and Confidentiality
(Adviser Manual ss.20)
(Fund Manual ss.6.1)

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              Appendix B: Access Persons and Supervised Persons


           Access Persons' Name(s)                           Titles*

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        Supervised Persons' Name(s)
    (includes, in addition to all Access
    Persons listed above, the following):                    Titles

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*To the extent that any Fenimore policy or procedure requires the actions of an individual serving in a particular position to be reviewed by that particular position (or require reports to be delivered to that particular position), those reports should be received or those actions reviewed by another designated person.

                                  EXHIBIT A


                       FENIMORE ASSET MANAGEMENT TRUST
                       FENIMORE ASSET MANAGEMENT, INC.
                          FENIMORE SECURITIES, INC.


               Personal Trading Request and Authorization Form


Access Person Name: __________________________________________________________

Person On Whose Behalf Trade is Being Done (if different): ___________________

Broker: ___________________   Brokerage Account Number: ______________________

Reportable Security: _________________________________________________________
                     Company Name, Type of Security

Ticker Symbol (or CUSIP): ____________________________________________________

Number of Shares or Units: ___________    Price per Share or Unit: ___________

Approximate Total Price: _____________    Buy or Sell: _______________________


I hereby certify that all of the following information is true and complete:

To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Fenimore Code of Ethics and applicable law.

_____________________________________   ________________
Signature                               Date


When signed and dated by the CCO, this authorization is approved for this transaction only and is effective for 24 hours from the time written below unless you are notified otherwise by the CCO. A record of this transaction will be kept by the CCO in confidential files.5


                                                                         a.m.
_____________________________________   ________________   ____________  p.m.
CCO                                     Date               Time


--------
5 All pre-clearance forms must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, whichever is later. If approval is granted to acquire securities in an IPO or a Limited Offering, CCO must indicate reasons for such approval on reverse side of this form.

                                  EXHIBIT B


                       FENIMORE ASSET MANAGEMENT TRUST
                       FENIMORE ASSET MANAGEMENT, INC.
                          FENIMORE SECURITIES, INC.

                  Initial/Annual Securities Holdings Report

              This form must be completed by each Access Person
               within 10 days of becoming an Access Person and
                on ________ of each calendar year thereafter.

The following list, which is current as of the date indicated below, accurately reflects my current personal securities holdings in which I have a direct or indirect beneficial interest:



Security (including                    No. of             Principal              Broker/Dealer or Bank Through
ticker/CUSIP as applicable             Shares             Amount                 Whom Account is Held
-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------


The chart above (1) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (2) excludes personal securities holdings of securities which are not Reportable Securities, and
(3) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

I have an account or accounts, over which I have direct or indirect influence or control, in which securities (including securities which are not considered Reportable Securities) which are not listed above are held for my direct or indirect benefit as of the date below with the following brokers, dealers or banks:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________


Dated: _____________________________   Signature: ___________________________

                                  EXHIBIT C


                       FENIMORE ASSET MANAGEMENT TRUST
                       FENIMORE ASSET MANAGEMENT, INC.
                          FENIMORE SECURITIES, INC.


             Quarterly Transactions and Brokerage Account Report

              For the Calendar Quarter Ended __________________

              This form must be completed by each Access Person within 30 days following the end of each calendar quarter.

During the quarter referred to above, the following transactions were effected in Reportable Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Fenimore Code of Ethics:



Security (with                      No. of Shares    Interest Rate    Nature of                          Executing Bank
ticker/CUSIP        Date of         or Principal     and Maturity     Transaction                        or
as applicable       Transaction     Amount           Date             (Buy, Sell, Other)    Price        Broker/Dealer
------------------- --------------- ---------------- ---------------- --------------------- ------------ -------------------

------------------- --------------- ---------------- ---------------- --------------------- ------------ -------------------

------------------- --------------- ---------------- ---------------- --------------------- ------------ -------------------

------------------- --------------- ---------------- ---------------- --------------------- ------------ -------------------

------------------- --------------- ---------------- ---------------- --------------------- ------------ -------------------

------------------- --------------- ---------------- ---------------- --------------------- ------------ -------------------

------------------- --------------- ---------------- ---------------- --------------------- ------------ -------------------


This report (1) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (2) excludes personal securities transactions in securities which are not Reportable Securities, and (3) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

[  ]     During the quarter referenced above, I did not establish any new accounts in which securities (including securities which are not considered Reportable Securities) were held during such quarter for my direct or indirect benefit; OR

[  ]     During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Reportable Securities) were held for my direct or indirect benefit:

Name of Broker, Dealer or Bank               Date Account Established

-------------------------------------------- ---------------------------------

-------------------------------------------- ---------------------------------

-------------------------------------------- ---------------------------------


Dated: _____________________________   Signature: ____________________________

* Please list any additional transactions or accounts on reverse or attach additional pages as necessary.

                                  EXHIBIT D


                       FENIMORE ASSET MANAGEMENT TRUST
                   Quarterly Securities Transaction Report
                           for Independent Trustees

              For the Calendar Quarter Ended __________________

             This form must be completed by Independent Trustees within 30 days of the end of each applicable calendar quarter.

During the quarter referred to above, the following transactions were effected in Reportable Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to Fenimore's Code of Ethics by reason of the fact that I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee, should have known that, during the 15-day period immediately before or after the date of the Reportable Securities transaction, a Fund purchased or sold the Reportable Security, or a Fund or the Adviser considered purchasing or selling the Reportable Security.



                                                                     Nature of                      Broker/Dealer
Security (including                 No. of Shares    Interest Rate   Transaction                    or Bank
ticker/CUSIP        Date of         or Principal     and Maturity    (Purchase,                     Through Whom
as applicable       Transaction     Amount           Date            Sale, Other)     Price         Effected
------------------- --------------- ---------------- --------------- ---------------- ------------- ------------------

------------------- --------------- ---------------- --------------- ---------------- ------------- ------------------

------------------- --------------- ---------------- --------------- ---------------- ------------- ------------------

------------------- --------------- ---------------- --------------- ---------------- ------------- ------------------

------------------- --------------- ---------------- --------------- ---------------- ------------- ------------------

------------------- --------------- ---------------- --------------- ---------------- ------------- ------------------

------------------- --------------- ---------------- --------------- ---------------- ------------- ------------------

------------------- --------------- ---------------- --------------- ---------------- ------------- ------------------


This report (1) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (2) excludes personal securities transactions in securities which are not Reportable Securities, and (3) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.


Dated: _____________________________   Signature: ___________________________

* Please list any additional transactions on reverse or attach additional pages as necessary.

                                  EXHIBIT E


                       FENIMORE ASSET MANAGEMENT TRUST
                       FENIMORE ASSET MANAGEMENT, INC.
                          FENIMORE SECURITIES, INC.

                   Certification of Receipt and Compliance

              This form must be completed by each Access Person
                 within 10 days of becoming an Access Person;
     within 10 days after the end of each calendar year thereafter; and
                 upon receipt of any amendment to the Code.


I hereby acknowledge receipt of Fenimore's current Code of Ethics (the "Code"), including any applicable amendments. I hereby certify that I: (1) recently have read/re-read the Code (including any amendments thereto); (2) understand the Code; and (3) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.


Name:      ___________________________________________________
           (Please print clearly or type)


Signature: ___________________________________________________


Date:      ___________________________________________________